Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Media Contact:	Investor Contact:
Karin Clark	Sally Beerbower
Luna Innovations Incorporated	Qorvis Communications
Email: kclark@lunainnovations.com	Email: ir@lunainnovations.com
Phone: 1.540.769.8400	Phone: 1.703.744.7800

Soller to Lead Sensing and Instrumentation at Luna

Brian J. Soller Named President, Products Division;

Ken Ferris, Formerly President of Luna’s Products Division, Transitions to Corporate Advisor Role

(ROANOKE, Va., January 16, 2008) – Luna Innovations Incorporated today announced the advancement/promotion of Brian J. Soller, Ph.D., from Vice President and General Manager of the Luna Technologies Division to President of the Products Division for Luna Innovations Incorporated. Soller, who has been with Luna since 2001, has been leading the Luna Technologies fiber optic test business with responsibilities for product planning and development as well as overall profit and loss responsibility for that division. Ken Ferris, formerly President of Luna’s Products Division, will continue to serve in a Corporate Advisor role as he gradually transitions into retirement.

Kent Murphy, Chairman and Chief Executive Officer, stated, “The development of our most promising innovative technologies into commercially viable products is the core of Luna’s growth strategy and the basis of our business model. Ken Ferris has done a fantastic job in leading the Products Group, and as Ken transitions to Corporate Advisor, I can think of no one better qualified, or better suited, than Brian Soller to oversee the product engineering, development, operations and marketing of Luna’s sensing and instrumentation products. He has been a leader in that group for many years and had primary responsibility for our fiber optic platform, currently the largest component of our product revenue, for the nearly two years.”

Soller is a Goldwater scholar who received his B.S. in mathematics and physics from the University of Wisconsin-LaCrosse. He conducted his doctoral studies as a National Defense Science and Engineering

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LUNA INNOVATIONS INCORPORATED	Luna Soller/Ferris, Page 2

Graduate fellow in optical science at the University of Rochester in New York. He has authored numerous publications and has several patents pending.

Murphy commented, “Ken, who I’ve worked closely with since 2002, successfully managed the sale of Luna iMonitoring, a wireless sensor company, to IHS Energy in 2003 and continued to run the iMonitoring operations until returning to Luna in 2005. We’ll continue to rely on Ken, in his new role as Corporate Advisor, to provide active leadership and support for key business and process initiatives.”

About Luna Innovations:

Luna Innovations Incorporated develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. Our products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward Looking Statements:

This release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding Luna’s expected core growth strategy and business model. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including Luna’s ability to commercialize its intellectual property and other underlying risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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